                                                                     EXHIBIT 11

                  CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                Statement re Computation of Per Share Earnings

The following computations set forth the calculations of primary and fully diluted net income (loss) per common share and common share equivalent for the three and six month periods ended June 30, 1997 and 1996.

                                             Primary      Fully Diluted
                                             Earnings       Earnings
                                             Per Share      Per Share
                                             ---------    -------------
                                               (amounts in thousands,
                                               except per share data)

For the three months ended June 30, 1997:
 Net loss                                       $ (742)        (742)
                                                ======        =====

 Weighted average number of common
  shares outstanding                             7,767        7,767
 Common share equivalents resulting
  from stock options                                27           27
                                                ------        -----

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                             7,794        7,794
                                                ======        =====

 Net income per common and
  common equivalent share                       $(0.10)       (0.10)
                                                ======        =====

For the three months ended June 30, 1996:
 Net income                                     $2,618        2,618
                                                ======        =====

 Weighted average number of common
  shares outstanding                             7,762        7,762
 Common share equivalents resulting
  from stock options                                12           12
                                                ------        -----

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                             7,774        7,774
                                                ======        =====

 Net income per common and
  common equivalent share                       $ 0.34         0.34
                                                ======        =====

                                             Primary      Fully Diluted
                                             Earnings       Earnings
                                             Per Share      Per Share
                                             ---------    -------------
                                               (amounts in thousands,
                                               except per share data)

For the six months ended June 30, 1997:
 Net income                                    $1,180         1,180
                                               ======         =====

 Weighted average number of common
  shares outstanding                            7,767         7,767
 Common share equivalents resulting
  from stock options                               27            27
                                               ------         -----

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                            7,794         7,794
                                               ======         =====

 Net income per common and
  common equivalent share                      $ 0.15          0.15
                                               ======         =====

For the six months ended June 30, 1996:
 Net income                                    $4,811         4,811
                                               ======         =====
 Weighted average number of common
  shares outstanding                            7,762         7,762
 Common share equivalents resulting
  from stock options                               13            13
                                               ------         -----

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                            7,775         7,775
                                               ======         =====

 Net income per common and
  common equivalent share                      $ 0.62          0.62
                                               ======         =====